EXHIBIT 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2007 Omnibus Incentive Plan of U.S. Auto Parts Network, Inc. of our report dated March 12, 2010, with respect to the consolidated financial statements of U.S. Auto Parts Network, Inc. included in its Annual Report (Form 10-K) for the year ended January 1, 2011, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Los Angeles, California

May 2, 2011